Exhibit 5.1

300 North LaSalle Street
Chicago, Illinois 60654

312 862-2000	Facsimile:
312 862-2200
www.kirkland.com

April 4, 2013

VWR Funding, Inc.

100 Matsonford Road

P.O. Box 6660

Radnor, Pennsylvania 19087-8660

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to VWR Funding, Inc., a Delaware corporation (the “Company”), BioExpress, LLC, a Utah limited liability company, AMRESCO, LLC, an Ohio limited liability company, Anachemia Chemicals, LLC, a New York limited liability company, Anachemia Mining, LLC, a Delaware limited liability company, Sovereign Scientific, LLC, a Florida limited liability company, VWR, Inc., a Delaware corporation, VWR International, LLC, a Delaware limited liability company and VWR Management Services, LLC, a Delaware limited liability company (collectively, the “Guarantors” and, together with the Company, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Company of $750,000,000 in aggregate principal amount of its 7.25% Senior Notes due 2017 (the “Exchange Notes”), pursuant to a Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2013, under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

The obligations of the Company under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”). The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Company’s outstanding 7.25% Senior Notes due 2017 and related guarantees (the “Outstanding Notes”), of which we understand $750,000,000 in aggregate principal amount are outstanding on the date hereof. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of September 4, 2012 (the “Indenture”), among the Company, the Guarantors and Law Debenture Trust Company of New York, as trustee.

In this opinion letter: (1) VWR Funding, Inc., Anachemia Mining, LLC, VWR, Inc., VWR International, LLC and VWR Management Services, LLC are collectively referred to as the “Delaware Registrants,” (ii) Anachemia Chemicals, LLC is referred to as the “New York Registrant,” (iii) Sovereign Scientific, LLC is referred to as the “Florida Registrant,” (iv) AMRESCO, LLC is referred to as the “Ohio Registrant,” and (v) BioExpress, LLC is referred to as the “Utah Registrant.”

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and certificates of formation, as applicable, and bylaws and operating agreements, as applicable, of the Registrants, (ii) resolutions of the board of directors, member or manager of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement and (v) the Registration Rights Agreement, dated as of September 4, 2012, by and among the Company, the Guarantors and Goldman, Sachs & Co., as representative of the initial purchaser.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Delaware Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Delaware Registrants. We relied upon statements and representations of officers and other representatives of the Registrants and others as to factual matters.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities laws, rules or regulations).

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii) the Outstanding Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the applicable Indenture, and duly delivered to the holders thereof in exchange for the Outstanding Notes, and the Guarantees have been duly issued, the Exchange Notes will be valid and binding obligations of the Company, and the Guarantees will be valid and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware (including the statutory provisions, all applicable provisions of the relevant state constitutions and reported judicial decisions interpreting the foregoing) and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. For purposes of our opinion that the Guarantees will be valid and binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of (i) Vorys, Sater, Seymour and Pease LLP, with respect to the Ohio Registrant, (ii) Adams and Reese, with respect to the Florida Registrant, and (iii) Stoel Rives LLP, with respect to the Florida Registrant, that such Registrants have the requisite corporate power to perform their obligations under the Indenture and the applicable Guarantees, and that the issuance of such Guarantees have been duly authorized and that such Guarantees do not conflict with, or require consents under, the laws of the Registrants’ respective states of organization. We are not qualified to practice law in the States of Florida, Ohio or Utah, and we have made no investigation of, and do not express or imply an opinion on, the laws of such state. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of the effectiveness of the Registration Statement should the present laws of the State of New York, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

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